Exhibit 10.10

GeoVax Labs, Inc.

Summary of Director Compensation Plan
Effective as of January 1, 2022

In an effort to attract and retain well-qualified directors, the Board of Directors (the “Board”) of GeoVax Labs, Inc. (the “Company”) has approved a plan of compensation for the Company’s non-employee directors (the “Plan”). A summary of the material terms of the Plan is as follows:

Board Membership

●	Each non-employee director shall receive an annual cash retainer of $25,000 for service as a member of the Board.

●	A non-employee Chairperson of the Board shall receive an additional annual cash retainer of $25,000.

●	In the absence of a non-employee Chairperson of the Board, a non-employee director designated as the Lead Director shall receive an additional annual cash retainer of $10,000.

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Each non-employee director shall receive an annual grant of options to purchase shares of the Company’s common stock. The Board, upon recommendation of the Compensation Committee, shall determine the amount and terms of such grants each year.

Audit Committee

●	Each non-employee director shall receive an annual cash retainer of $7,500, for service as a member of the Audit Committee.

●	The Audit Committee Chairperson shall receive an additional annual cash retainer of $7,500 ($15,000 total) for service in such capacity.

Compensation Committee

●	Each non-employee director shall receive an annual cash retainer of $5,000, for service as a member of the Compensation Committee.

●	The Compensation Committee Chairperson shall receive an additional annual cash retainer of $5,000 ($10,000 total) for service in such capacity.

Nominating & Governance Committee

●	Each non-employee director shall receive an annual cash retainer of $5,000, for service as a member of the Nominating & Governance Committee.

●	The Nominating & Governance Committee Chairperson shall receive an additional annual cash retainer of $2,500 ($7,500 total) for service in such capacity.

Other

●	All reasonable expenses incurred by non-employee directors in their capacity as such shall be reimbursed by the Company.

●	Cash retainers shall be paid in advance in four quarterly installments.